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                             FIRST EAGLE FUNDS, INC.

                (formerly known as First Eagle SoGen Funds, Inc.)

                             ARTICLES SUPPLEMENTARY



          First Eagle Funds, Inc., a Maryland corporation having its principal offices in New York City, hereby certifies to the State Department of Assessments and Taxation of Maryland that:

                                  ARTICLES SUPPLEMENTARY

                         The charter of First Eagle Funds, Inc. (the
                  "Corporation") is hereby amended as follows:

                           FIRST: Immediately prior to the adoption and filing
                  of these Articles Supplementary, the number of authorized shares of stock of the Corporation was three billion five hundred million (3,500,000,000) shares having a par value of one tenth of one cent ($0.001) per share and an aggregate par value of three million five hundred thousand dollars ($3,500,000). These authorized shares were designated and classified as follows: (1) two hundred million (200,000,000) shares were designated and classified as First Eagle Global Fund Class A Common Stock; (2) three hundred million (300,000,000) shares were designated and classified as First Eagle Global Fund Class I Common Stock; (3) two hundred million (200,000,000) shares were designated and classified as First Eagle Global Fund Class C Common Stock; (4) two hundred million (200,000,000) shares were designated and classified as First Eagle Overseas Fund Class A Common Stock; (5) two hundred million (200,000,000) shares were designated and classified as First Eagle Overseas Fund Class I Common Stock;
                  (6) two hundred million (200,000,000) shares were designated and classified as First Eagle Overseas Fund Class C Common Stock; (7) two hundred million (200,000,000) shares were designated and classified as First Eagle Gold Fund Common Stock; (8) two hundred


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                  million (200,000,000) shares were designated and classified as First Eagle U.S. Value Fund Class A Common Stock; (9) two hundred million (200,000,000) shares were designated and classified as First Eagle U.S. Value Fund Class I Common Stock; (10) two hundred million (200,000,000) shares were designated and classified as First Eagle U.S. Value Fund Class C Common Stock; (11) two hundred million (200,000,000) shares were designated and classified as First Eagle Fund of America Class Y Common Stock; (12) two hundred million (200,000,000) shares were designated and classified as First Eagle Fund of America Class C Common Stock; (13) two hundred million (200,000,000) shares were designated and classified as First Eagle Fund of America Class A Common Stock; and
                  (14) eight hundred million (800,000,000) shares remained undesignated and unclassified.

                           SECOND: The Board of Directors of the Corporation, at
                  a meeting duly convened and held on March 12, 2003, adopted these Articles of Amendment designating and classifying the shares of the Corporation with respect to the First Eagle Gold Fund as follows: two hundred million (200,000,000) shares as First Eagle Gold Fund Class A Common Stock, two hundred million (200,000,000) shares as First Eagle Gold Fund Class C Common Stock and two hundred million (200,000,000) shares as First Eagle Gold Fund Class I Common Stock.

                           THIRD: As amended hereby, until such time as the
                  Board of Directors shall provide otherwise in accordance with paragraph (f) of article FIFTH of the Corporation's Articles of Incorporation, the three billion five hundred million (3,500,000,000) authorized shares of the Corporation's capital stock are designated and classified as follows: (1) two hundred million (200,000,000) shares are designated and classified as First Eagle Global Fund Class A Common Stock;
                  (2) three hundred million (300,000,000) shares are designated and classified as First Eagle Global Fund Class I Common Stock; (3) two hundred million (200,000,000) shares are designated and classified as First Eagle Global Fund Class C Common Stock; (4) two hundred million (200,000,000) shares are designated and classified as First Eagle Overseas Fund Class A Common Stock; (5) two hundred million (200,000,000) shares are designated and classified as First Eagle Overseas Fund Class I Common Stock; (6) two hundred million


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                  (200,000,000) shares are designated and classified as First
                  Eagle Overseas Fund Class C Common Stock; (7) two hundred million (200,000,000) shares are designated and classified as First Eagle Gold Fund Class A Common Stock; (8) two hundred million (200,000,000) shares are designated and classified as First Eagle Gold Fund Class C Common Stock;
                  (9) two hundred million (200,000,000) shares are designated and classified as First Eagle Gold Fund Class I Common Stock; (10) two hundred million (200,000,000) shares are designated and classified as First Eagle U.S. Value Fund Class A Common Stock; (11) two hundred million (200,000,000) shares are designated and classified as First Eagle U.S. Value Fund Class I Common Stock; (12) two hundred million (200,000,000) shares are designated and classified as First Eagle U.S. Value Fund Class C Common Stock; (13) two hundred million (200,000,000) shares are designated and classified as First Eagle Fund of America Class Y Common Stock; (14) two hundred million (200,000,000) shares are designated and classified as First Eagle Fund of America Class C Common Stock; (15) two hundred million (200,000,000) shares are designated and classified as First Eagle Fund of America Class A Common Stock; and (16) four hundred million (400,000,000) shares remain undesignated and unclassified. The Board of Directors' power to designate and redesignate or classify and reclassify any unissued shares of equal stock is not changed hereby.


                  The foregoing amendment to the Articles of Incorporation of the Corporation contemplated by these Articles Supplementary was approved by a majority of the entire Board of Directors of the Corporation. Neither the number of authorized shares of stock of the Corporation nor their aggregate par value are changed by these Articles Supplementary.

                  The undersigned Vice President of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and states to the best of his knowledge, information and belief that the matters and facts set forth in these Articles with respect to authorization and approval are true in all material respects and that this statement is made under the penalties of perjury.

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                  IN WITNESS WHEREOF, First Eagle Funds, Inc. has caused this instrument to be signed in its name and on its behalf by its Vice President, Robert Bruno, and attested by its Assistant Secretary, Suzan J. Afifi, on the 6th day of May, 2003.


ATTEST:                                 FIRST EAGLE FUNDS, INC.


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Suzan J. Afifi                          Robert Bruno
Vice President and                      Vice President, Secretary and Treasurer
Assistant Secretary


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